As Filed With the Securities and Exchange Commission on May 6, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	73-0664379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Gaylord Drive

Nashville, Tennessee 37214

(Address, including zip code, of principal executive offices)

RYMAN HOSPITALITY PROPERTIES, INC. 2016 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Scott J. Lynn, Esq.

Senior Vice President, General Counsel and Secretary

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

(Name and address of agent for service)

(615) 316-6000

(Telephone number, including area code, of agent for service)

Copies to:

F. Mitchell Walker, Jr., Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,800,000	$50.85	$91,513,000.00	$9,217.07

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the proposed maximum offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) on the New York Stock Exchange on May 3, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Ryman Hospitality Properties, Inc. (the “Registrant” or the “Company”) has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 26, 2016;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the Commission on May 5, 2016;

(3)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 9, 2016 and May 6, 2016; and

(4)	The Registrant’s description of its Common Stock, as set forth in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 2, 2012, and any subsequent amendments and reports filed to update that description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Sections 145(a) and (b) of the Delaware General Corporation Law (the “DGCL”) provide generally that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of being or having been a director, officer, employee or agent of the corporation (or serving or having served in such position for another entity at the request of the corporation) against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any such action, suit or proceeding if such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful), except that if such action or suit is by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or serving or having served in such position for another entity at the request of the corporation) against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

The Amended and Restated Certificate of Incorporation of the Company requires the Company to provide indemnification for directors and officers of the Company to the extent permitted by the DGCL, authorizes the Company to provide indemnification for employees and agents of the Company to the extent permitted by the DGCL, eliminates to the extent permitted by applicable law the personal liability of directors of the Company for monetary damages to the Company and its stockholders and the Amended and Restated Bylaws of the Company permit the Company to insure its directors and officers against certain liabilities as to which they may not be indemnified under the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2012)

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2012)

4.3	Specimen of Common Stock certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 24, 2012)

5.1*	Opinion of Bass, Berry & Sims PLC

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

99.1	Ryman Hospitality Properties, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2016)

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 6th day of May, 2016.

RYMAN HOSPITALITY PROPERTIES, INC.

By:	/s/ Colin V. Reed
Colin V. Reed
Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Colin V. Reed and Scott J. Lynn, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Colin V. Reed Colin V. Reed	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 6, 2016

/s/ Michael J. Bender Michael J. Bender	Director	May 6, 2016

/s/ Rachna Bhasin Rachna Bhasin	Director	May 6, 2016

/s/ William F. Hagerty, IV William F. Hagerty, IV	Director	May 6, 2016

/s/ Ellen Levine Ellen Levine	Director	May 6, 2016

/s/ Patrick Q. Moore Patrick Q. Moore	Director	May 6, 2016

/s/ Robert S. Prather, Jr. Robert S. Prather, Jr.	Director	May 6, 2016

/s/ Michael D. Rose Michael D. Rose	Director	May 6, 2016

Signature	Title	Date

/s/ Michael I. Roth Michael I. Roth	Director	May 6, 2016

/s/ Mark Fioravanti Mark Fioravanti	President and Chief Financial Officer (Principal Financial Officer)	May 6, 2016

/s/ Jennifer Hutcheson Jennifer Hutcheson	Senior Vice President and Corporate Controller (Principal Accounting Officer)	May 6, 2016

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2012)

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2012)

4.3	Specimen of Common Stock certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 24, 2012)

5.1*	Opinion of Bass, Berry & Sims PLC

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

99.1	Ryman Hospitality Properties, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2016)

* Filed herewith